Pricing Supplement No. 11,327

Registration Statement Nos. 333-275587; 333-275587-01

Dated October 16, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Contingent Income Auto-Callable Notes due October 21, 2030

Based on the Worst Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of NVIDIA Corporation, the Common Stock of Pfizer Inc. and the Class B Common Stock of NIKE, Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

￭The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The notes do not provide for the regular payment of interest.

￭Contingent coupon. The notes will pay a contingent coupon but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no interest with respect to the related interest period.

￭Automatic early redemption. The notes will be automatically redeemed if the closing level of each underlier is greater than or equal to its call threshold level on any redemption determination date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments will be made on the notes once they have been automatically redeemed.

￭Payment at maturity. If the notes have not been automatically redeemed prior to maturity, investors will receive (in addition to the contingent coupon with respect to the final observation date, if payable) the stated principal amount at maturity.

￭The value of the notes is based on the worst performing underlier. The fact that the notes are linked to more than one underlier does not provide any asset diversification benefits and instead means that a decline in the level of any underlier beyond its initial level adversely affect your return on the notes, even if the other underliers have appreciated or have not declined as much.

￭The notes are for investors who are concerned about principal risk and who seek the repayment of principal and an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no coupons over the entire term of the notes. You will not participate in any appreciation of any underlier. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per note
Issue price:	$1,000 per note (see “Commissions and issue price” below)
Aggregate principal amount:	$4,415,000
Underliers:

Meta Platforms, Inc. class A common stock (the “META Stock”), NVIDIA Corporation common stock (the “NVDA Stock”), Pfizer Inc. common stock (the “PFE Stock”), and NIKE, Inc. class B common stock (the “NKE Stock”). We refer to each of the META Stock, the NVDA Stock, the PFE Stock and the NKE Stock as an underlying stock.

Strike date:	October 16, 2025
Pricing date:	October 16, 2025
Original issue date:	October 21, 2025
Final observation date:	October 16, 2030, subject to postponement for non-trading days and certain market disruption events
Maturity date:	October 21, 2030
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$977.20 per note. See “Estimated Value of the Notes” on page 5.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)(2)	Proceeds to us(3)
Per note	$1,000	$0	$1,000
Total	$4,415,000	$0	$4,415,000

(1)The notes will be sold only to investors purchasing the notes in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the notes that it purchases from us to an unaffiliated dealer at a price of $1,000 per note, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per note. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each note from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the notes. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Notes” and “Additional Information About the Notes” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Notes dated February 7, 2025 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Terms continued from the previous page
Automatic early redemption:

The notes are not subject to automatic early redemption until the first redemption determination date. If, on any redemption determination date, the closing level of each underlier is greater than or equal to its call threshold level, the notes will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the notes once they have been automatically redeemed. The notes will not be redeemed on any early redemption date if the closing level of any underlier is less than its call threshold level on the related redemption determination date.

Early redemption payment:	The stated principal amount plus the contingent coupon with respect to the related interest period
Contingent coupon:

A contingent coupon at an annual rate of 9.00% will be paid on the notes on each coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

If, on any observation date, the closing level of any underlier is less than its coupon barrier level, we will pay no coupon with respect to the applicable interest period.

Payment at maturity per note:

If the notes have not been automatically redeemed prior to maturity, the payment at maturity will be the stated principal amount plus the contingent monthly coupon with respect to the final observation date, if payable.

Coupon barrier level:

With respect to the META Stock, $534.053, which is approximately 75% of its initial level

With respect to the NVDA Stock, $136.358, which is approximately 75% of its initial level

With respect to the PFE Stock, $18.173, which is approximately 75% of its initial level

With respect to the NKE Stock, $50.13, which is 75% of its initial level

Call threshold level:

With respect to the META Stock, $712.07, which is 100% of its initial level

With respect to the NVDA Stock, $181.81, which is 100% of its initial level

With respect to the PFE Stock, $24.23, which is 100% of its initial level

With respect to the NKE Stock, $66.84, which is 100% of its initial level

Redemption determination dates:

October 16, 2026, November 18, 2026, December 16, 2026, January 15, 2027, February 17, 2027, March 17, 2027, April 16, 2027, May 18, 2027, June 15, 2027, July 16, 2027, August 18, 2027, September 16, 2027, October 18, 2027, November 17, 2027, December 16, 2027, January 18, 2028, February 16, 2028, March 16, 2028, April 18, 2028, May 17, 2028, June 15, 2028, July 18, 2028, August 16, 2028, September 18, 2028, October 18, 2028, November 16, 2028, December 18, 2028, January 17, 2029, February 15, 2029, March 16, 2029, April 18, 2029, May 16, 2029, June 15, 2029, July 18, 2029, August 16, 2029, September 18, 2029, October 17, 2029, November 16, 2029, December 18, 2029, January 16, 2030, February 15, 2030, March 18, 2030, April 16, 2030, May 16, 2030, June 17, 2030, July 17, 2030, August 16, 2030 and September 18, 2030, subject to postponement for non-trading days and certain market disruption events

First redemption determination date:	October 16, 2026. Under no circumstances will the notes be redeemed prior to the first redemption determination date.
Early redemption dates:

October 21, 2026, November 23, 2026, December 21, 2026, January 21, 2027, February 22, 2027, March 22, 2027, April 21, 2027, May 21, 2027, June 21, 2027, July 21, 2027, August 23, 2027, September 21, 2027, October 21, 2027, November 22, 2027, December 21, 2027, January 21, 2028, February 22, 2028, March 21, 2028, April 21, 2028, May 22, 2028, June 21, 2028, July 21, 2028, August 21, 2028, September 21, 2028, October 23, 2028, November 21, 2028, December 21, 2028, January 22, 2029, February 21, 2029, March 21, 2029, April 23, 2029, May 21, 2029, June 21, 2029, July 23, 2029, August 21, 2029, September 21, 2029, October 22, 2029, November 21, 2029, December 21, 2029, January 22, 2030, February 21, 2030, March 21, 2030, April 22, 2030, May 21, 2030, June 21, 2030, July 22, 2030, August 21, 2030 and September 23, 2030

Observation dates:	Monthly, three business days before each coupon payment date, subject to postponement for non-trading days and certain market disruption events.
Coupon payment dates:

Monthly, on the 21st calendar day of each month. If any coupon payment date is not a business day, the coupon payment with respect to such date will be made on the next succeeding business day and no adjustment will be made to the coupon payment made on that succeeding business day. The coupon payment with respect to the final interest period shall be made on the maturity date. The expected coupon payment dates are set forth under “Expected Coupon Payment Dates” below.

Initial level:

With respect to the META Stock, $712.07, which is its closing level on the strike date

With respect to the NVDA Stock, $181.81, which is its closing level on the strike date

With respect to the PFE Stock, $24.23, which is its closing level on the strike date

With respect to the NKE Stock, $66.84, which is its closing level on the strike date

Final level:	With respect to each underlier, the closing level on the final observation date
Closing level:	“Closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Notes—Some Definitions” in the accompanying product supplement.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

CUSIP:	61779PXK6
ISIN:	US61779PXK64
Listing:	The notes will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
November 18, 2025	November 21, 2025
December 17, 2025	December 22, 2025
January 15, 2026	January 21, 2026
February 18, 2026	February 23, 2026
March 18, 2026	March 23, 2026
April 16, 2026	April 21, 2026
May 18, 2026	May 21, 2026
June 16, 2026	June 22, 2026
July 16, 2026	July 21, 2026
August 18, 2026	August 21, 2026
September 16, 2026	September 21, 2026
October 16, 2026	October 21, 2026
November 18, 2026	November 23, 2026
December 16, 2026	December 21, 2026
January 15, 2027	January 21, 2027
February 17, 2027	February 22, 2027
March 17, 2027	March 22, 2027
April 16, 2027	April 21, 2027
May 18, 2027	May 21, 2027
June 15, 2027	June 21, 2027
July 16, 2027	July 21, 2027
August 18, 2027	August 23, 2027
September 16, 2027	September 21, 2027
October 18, 2027	October 21, 2027
November 17, 2027	November 22, 2027
December 16, 2027	December 21, 2027
January 18, 2028	January 21, 2028
February 16, 2028	February 22, 2028
March 16, 2028	March 21, 2028
April 18, 2028	April 21, 2028
May 17, 2028	May 22, 2028
June 15, 2028	June 21, 2028
July 18, 2028	July 21, 2028
August 16, 2028	August 21, 2028
September 18, 2028	September 21, 2028
October 18, 2028	October 23, 2028
November 16, 2028	November 21, 2028
December 18, 2028	December 21, 2028
January 17, 2029	January 22, 2029
February 15, 2029	February 21, 2029
March 16, 2029	March 21, 2029
April 18, 2029	April 23, 2029
May 16, 2029	May 21, 2029
June 15, 2029	June 21, 2029
July 18, 2029	July 23, 2029
August 16, 2029	August 21, 2029
September 18, 2029	September 21, 2029
October 17, 2029	October 22, 2029
November 16, 2029	November 21, 2029

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Observation Dates	Coupon Payment Dates
December 18, 2029	December 21, 2029
January 16, 2030	January 22, 2030
February 15, 2030	February 21, 2030
March 18, 2030	March 21, 2030
April 16, 2030	April 22, 2030
May 16, 2030	May 21, 2030
June 17, 2030	June 21, 2030
July 17, 2030	July 22, 2030
August 16, 2030	August 21, 2030
September 18, 2030	September 23, 2030
October 16, 2030 (final observation date)	October 21, 2030 (maturity date)

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Estimated Value of the Notes

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date is less than $1,000. Our estimate of the value of the notes as determined on the pricing date is set forth on the cover of this document.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the notes in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the notes will be automatically redeemed with respect to a redemption determination date, whether a contingent coupon is payable with respect to an observation date and how to calculate the payment at maturity if the notes have not been automatically redeemed prior to maturity. The following examples are for illustrative purposes only. Whether the notes are automatically redeemed prior to maturity will be determined by reference to the closing level of each underlier on each redemption determination date. Whether you receive a contingent coupon will be determined by reference to the closing level of each underlier on each observation date. The payment at maturity will be determined by reference to the closing level of each underlier on the final observation date. The actual initial level, call threshold level and coupon barrier level for each underlier were determined on the strike date. All payments on the notes are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per note
Hypothetical initial level:	With respect to the META Stock, $100.00* With respect to the NVDA Stock, $100.00* With respect to the PFE Stock, $100.00* With respect to the NKE Stock, $100.00*
Hypothetical call threshold level:

With respect to the META Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the NVDA Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the PFE Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the NKE Stock, $100.00, which is 100% of its hypothetical initial level

Hypothetical coupon barrier level:

With respect to the META Stock, $75.00, which is 75% of its hypothetical initial level

With respect to the NVDA Stock, $75.00, which is 75% of its hypothetical initial level

With respect to the PFE Stock, $75.00, which is 75% of its hypothetical initial level

With respect to the NKE Stock, $75.00, which is 75% of its hypothetical initial level

Contingent coupon:

9.00% per annum (corresponding to approximately $7.50 per interest period per note). The actual contingent coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent coupon of $7.50 is used in these examples for ease of analysis.

*The hypothetical initial level of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

How to determine whether the notes will be automatically redeemed with respect to a redemption determination date:

	Closing Level				Early Redemption Payment
	META Stock	NVDA Stock	PFE Stock	NKE Stock
Hypothetical Redemption Determination Date #1	$65.00 (less than its call threshold level)	$110.00 (greater than or equal to its call threshold level)	$105.00 (greater than or equal to its call threshold level)	$115.00 (greater than or equal to its call threshold level)	N/A
Hypothetical Redemption Determination Date #2	$110.00 (greater than or equal to its call threshold level)	$115.00 (greater than or equal to its call threshold level)	$120.00 (greater than or equal to its call threshold level)	$125.00 (greater than or equal to its call threshold level)

$1,000 + $7.50 (the stated principal amount + the contingent coupon with respect to the related interest period)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed)” below.

On hypothetical redemption determination date #1, because the closing level of at least one underlier is less than its call threshold level, the notes are not automatically redeemed on the related early redemption date.

On hypothetical redemption determination date #2, because the closing level of each underlier is greater than or equal to its call threshold level, the notes are automatically redeemed on the related early redemption date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments are made on the notes once they have been automatically redeemed.

If the closing level of any underlier is less than its call threshold level on each redemption determination date, the notes will not be automatically redeemed prior to maturity.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

How to determine whether a contingent coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed):

	Closing Level				Payment per Note
	META Stock	NVDA Stock	PFE Stock	NKE Stock
Hypothetical Observation Date #1	$90.00 (greater than or equal to its coupon barrier level)	$95.00 (greater than or equal to its coupon barrier level)	$100.00 (greater than or equal to its coupon barrier level)	$105.00 (greater than or equal to its coupon barrier level)	$7.50
Hypothetical Observation Date #2	$50.00 (less than its coupon barrier level)	$55.00 (less than its coupon barrier level)	$105.00 (greater than or equal to its coupon barrier level)	$110.00 (greater than or equal to its coupon barrier level)	$0
Hypothetical Observation Date #3	$110.00 (greater than or equal to its coupon barrier level)	$115.00 (greater than or equal to its coupon barrier level)	$105.00 (greater than or equal to its coupon barrier level)	$120.00 (greater than or equal to its coupon barrier level)

$1,000 + $7.50 (the stated principal amount + the contingent coupon with respect to the related interest period)

For more information, please see “How to determine whether the notes will be automatically redeemed with respect to a redemption determination date” above.

On hypothetical observation date #1, because the closing level of each underlier is greater than or equal to its coupon barrier level, the contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #2, because the closing level of at least one underlier is less than its coupon barrier level, no contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #3, the closing level of each underlier is greater than or equal to its coupon barrier level. Because the closing level of each underlier is also greater than or equal to its call threshold level, the notes are automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments are made on the notes once they have been automatically redeemed.

If the closing level of any underlier is less than its coupon barrier level on each observation date, you will not receive any contingent coupons for the entire term of the notes.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

How to calculate the payment at maturity (if the notes have not been automatically redeemed):

The hypothetical examples below illustrate how to calculate the payment at maturity if the notes have not been automatically redeemed prior to maturity.

	Final Level				Payment at Maturity per Note
	META Stock	NVDA Stock	PFE Stock	NKE Stock
Example #1	$110.00 (greater than or equal to its coupon barrier level)	$130.00 (greater than or equal to its coupon barrier level)	$125.00 (greater than or equal to its coupon barrier level)	$135.00 (greater than or equal to its coupon barrier level)

$1,000 + $7.50 (the stated principal amount + the contingent coupon with respect to the final observation date)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed)” above.

Example #2	$55.00 (less than its coupon barrier level)	$110.00 (greater than or equal to its coupon barrier level)	$105.00 (greater than or equal to its coupon barrier level)	$115.00 (greater than or equal to its coupon barrier level)	$1,000

In example #1, the final level of each underlier is greater than or equal to its coupon barrier level. Therefore, investors receive at maturity the stated principal amount plus the contingent coupon with respect to the final observation date. Investors do not participate in any appreciation of any underlier.

In example #2, the final level of at least one underlier is less than its coupon barrier level. Therefore, investors receive at maturity the stated principal amount. No contingent coupon will be paid with respect to the final observation date.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭The notes do not provide for the regular payment of interest. The terms of the notes differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the notes will pay a contingent coupon on a coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no coupon with respect to the applicable interest period. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the notes so that you will receive few or no contingent coupons. If you do not earn sufficient contingent coupons over the term of the notes, the overall return on the notes may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭Payment of the contingent coupon is based on the closing levels of the underliers on only the related observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the related interest period based on the closing level of each underlier on the related observation date. As a result, you will not know whether you will receive the contingent coupon on a coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the closing levels of the underliers on the observation dates, if the closing level of any underlier on any observation date is less than its coupon barrier level, you will receive no coupon with respect to the related interest period, even if the closing level of such underlier was greater than or equal to its coupon barrier level on other days during that interest period and even if the closing levels of the other underliers are greater than or equal to their coupon barrier levels on such observation date.

￭Investors will not participate in any appreciation in the value of any underlier. Investors will not participate in any appreciation in the value of any underlier from the strike date to the final observation date, and the return on the notes will be limited to the contingent coupons that are paid with respect to the observation dates on which the closing level of each underlier is greater than or equal to its coupon barrier level. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the notes so that you will receive few or no contingent coupons.

￭The notes are subject to early redemption risk. The term of your investment in the notes may be shortened due to the automatic early redemption feature of the notes. If the notes are automatically redeemed prior to maturity, you will receive no further payments on the notes, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be redeemed prior to the first redemption determination date.

￭The market price of the notes may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the notes more than any other single factor. Other factors that may influence the value of the notes include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

odividend rates on the underliers;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or equity markets generally;

othe availability of comparable instruments;

othe occurrence of certain events affecting the underliers that may or may not require an adjustment to an adjustment factor;

othe time remaining until the notes mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. For example, you may have to sell your notes at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its coupon barrier level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

closing level of each underlier will be greater than or equal to its coupon barrier level on any observation date so that you will receive a contingent coupon with respect to the applicable interest period.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes, and, therefore, you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the notes in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes may be influenced by many unpredictable factors” above.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

￭As discussed in more detail in the accompanying product supplement, investing in the notes is not equivalent to investing in the underlier(s).

￭You may be required to recognize taxable income on the notes prior to maturity. We intend to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. investor in a note, under the treatment of a note as a contingent payment debt instrument, you will generally be required to recognize taxable interest income in each year that you hold the note. In addition, any gain you recognize under the rules applicable to contingent payment debt instruments will generally be treated as ordinary interest income rather than capital gain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Income Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes.

Risks Relating to the Underlier(s)

￭Because your return on the notes will depend upon the performance of the underlier(s), the notes are subject to the following risk(s), as discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oBecause the notes are linked to the performance of the worst performing underlier, you are exposed to a greater risk of not receiving a positive return on your investment than if the notes were linked to just one underlier.

oWe have no affiliation with any underlying stock issuer.

oWe may engage in business with or involving any underlying stock issuer without regard to your interests.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every corporate event that could affect an underlying stock.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the notes, and in so doing they will have no obligation to consider your interests as an investor in the notes.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the notes. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the notes. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Historical Information

Meta Platforms, Inc. Overview

Bloomberg Ticker Symbol: META

Meta Platforms, Inc. (formerly known as Facebook, Inc.) is a social media and technology company that enables people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices. On June 9, 2022, the class A common stock of Meta Platforms, Inc., formerly trading under the ticker symbol “FB,” began trading under the ticker symbol “META.” The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-35551 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the META Stock on October 16, 2025 was $712.07. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

META Stock Daily Closing Levels January 1, 2020 to October 16, 2025

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

NVIDIA Corporation Overview

Bloomberg Ticker Symbol: NVDA

NVIDIA Corporation is a full-stack computing infrastructure company. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the NVDA Stock on October 16, 2025 was $181.81. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

NVDA Stock Daily Closing Levels January 1, 2020 to October 16, 2025

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Pfizer Inc. Overview

Bloomberg Ticker Symbol: PFE

Pfizer Inc. is a research-based biopharmaceutical company. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-03619 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the PFE Stock on October 16, 2025 was $24.23. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

PFE Stock Daily Closing Levels January 1, 2020 to October 16, 2025

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

NIKE, Inc. Overview

Bloomberg Ticker Symbol: NKE

NIKE, Inc., designs, develops and markets athletic footwear, apparel, equipment and accessory products. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-10635 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the NKE Stock on October 16, 2025 was $66.84. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

NKE Stock Daily Closing Levels January 1, 2020 to October 16, 2025

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Additional Terms of the Notes

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per note and integral multiples thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Underlying stock issuer:	With respect to the META Stock, Meta Platforms, Inc. With respect to the NVDA Stock, NVIDIA Corporation With respect to the PFE Stock, Pfizer Inc. With respect to the NKE Stock, NIKE, Inc.
Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
United States federal income tax considerations:

You should review carefully the section in the accompanying product supplement entitled “United States Federal Income Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the notes.

Generally, this discussion assumes that you purchased the notes for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a note.

The notes should be treated as debt instruments for U.S. federal income tax purposes. Based on current market conditions, we intend to treat the notes for U.S. federal income tax purposes as contingent payment debt instruments, or “CPDIs,” as described in “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Contingent Payment Debt Instruments” in the accompanying product supplement. Under this treatment, regardless of your method of accounting for U.S. federal income tax purposes, you generally will be required to accrue interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the notes during the year. Upon a taxable disposition of a note, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the notes. You generally must treat any income realized as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss, the deductibility of which is subject to limitations.

We have determined that the comparable yield for a note is a rate of 4.1944% per annum, monthly. Based upon our determination of the comparable yield and assuming a monthly accrual period, the following table sets out the “projected payment schedule” per $1,000 principal amount of note, as well as the amount of taxable interest income (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a note) that will be deemed to have accrued with respect to a note during each calendar period.

Projected Payment Date(s)

Projected payment(s) (per $1,000)

Accrued OID During Calendar Period (per $1,000)

Total Accrued OID (per $1,000)

November 21, 2025

$7.5811

$3.4953

$3.4953

December 21, 2025

$6.9972

$3.4811

$6.9764

January 21, 2026

$6.4690

$3.4688

$10.4452

February 21, 2026

$5.9992

$3.4583

$13.9035

March 21, 2026

$5.6117

$3.4494

$17.3529

April 21, 2026

$5.3984

$3.4419

$20.7947

May 21, 2026

$5.1227

$3.4350

$24.2298

June 21, 2026

$4.9441

$3.4291

$27.6589

July 21, 2026

$4.7819

$3.4238

$31.0827

August 21, 2026

$4.5844

$3.4191

$34.5018

September 21, 2026

$4.4517

$3.4150

$37.9168

October 21, 2026

$4.3363

$3.4114

$41.3281

November 21, 2026

$4.1831

$3.4081

$44.7363

December 21, 2026

$4.1026

$3.4054

$48.1417

January 21, 2027

$4.0142

$3.4030

$51.5447

February 21, 2027

$3.9054

$3.4009

$54.9456

March 21, 2027

$3.8221

$3.3991

$58.3447

April 21, 2027

$3.7539

$3.3976

$61.7423

May 21, 2027

$3.6448

$3.3964

$65.1386

June 21, 2027

$3.5827

$3.3955

$68.5341

July 21, 2027

$3.5274

$3.3948

$71.9290

August 21, 2027

$3.4460

$3.3944

$75.3234

September 21, 2027

$3.3933

$3.3942

$78.7176

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

October 21, 2027

$3.3421

$3.3942

$82.1118

November 21, 2027

$3.2759

$3.3944

$85.5062

December 21, 2027

$3.2284

$3.3948

$88.9010

January 21, 2028

$3.1952

$3.3954

$92.2964

February 21, 2028

$3.1304

$3.3961

$95.6925

March 21, 2028

$3.0893

$3.3970

$99.0895

April 21, 2028

$3.0533

$3.3981

$102.4876

May 21, 2028

$2.9910

$3.3993

$105.8869

June 21, 2028

$2.9528

$3.4007

$109.2876

July 21, 2028

$2.9277

$3.4023

$112.6899

August 21, 2028

$2.8770

$3.4039

$116.0938

September 21, 2028

$2.8390

$3.4058

$119.4996

October 21, 2028

$2.8123

$3.4078

$122.9074

November 21, 2028

$2.7567

$3.4099

$126.3172

December 21, 2028

$2.7204

$3.4121

$129.7294

January 21, 2029

$2.7007

$3.4146

$133.1439

February 21, 2029

$2.6497

$3.4170

$136.5610

March 21, 2029

$2.6225

$3.4197

$139.9807

April 21, 2029

$2.6029

$3.4225

$143.4032

May 21, 2029

$2.5530

$3.4254

$146.8286

June 21, 2029

$2.5290

$3.4284

$150.2570

July 21, 2029

$2.5115

$3.4316

$153.6886

August 21, 2029

$2.4702

$3.4348

$157.1234

September 21, 2029

$2.4485

$3.4382

$160.5616

October 21, 2029

$2.4311

$3.4416

$164.0032

November 21, 2029

$2.3927

$3.4452

$167.4483

December 21, 2029

$2.3674

$3.4488

$170.8972

January 21, 2030

$2.3568

$3.4526

$174.3498

February 21, 2030

$2.3209

$3.4564

$177.8062

March 21, 2030

$2.3030

$3.4604

$181.2666

April 21, 2030

$2.2904

$3.4645

$184.7311

May 21, 2030

$2.2459

$3.4686

$188.1996

June 21, 2030

$2.2280

$3.4728

$191.6725

July 21, 2030

$2.2166

$3.4772

$195.1497

August 21, 2030

$2.1856

$3.4816

$198.6313

September 21, 2030

$2.1746

$3.4861

$202.1174

October 21, 2030

$1,002.1624

$3.4907

$205.6081

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount(s) that we will pay on the notes.

Possible Alternative Tax Treatment of an Investment in the Notes

Due to the absence of authorities that directly address the proper tax treatment of the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the notes under Treasury regulations governing variable rate debt instruments, as described in “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Variable Rate Debt Instruments” in the accompanying product supplement.

Non-U.S. Holders. If you are a Non-U.S. Holder, please also read the section entitled “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement.

As discussed under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the notes with respect to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the notes that it purchases from us to an unaffiliated dealer at a price of $1,000 per note, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per note. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each note from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the notes.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the notes:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the notes offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement or in the prospectus. Each of the product supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.